UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant To Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

GCA I  ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware	000-52431	14-1973529
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

115 East 57th Street, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(646) 486-9772

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 – Entry into a Material Definitive Agreement.

On March 27, 2009, GCA I Acquisition Corp., the registrant (“GCA”), entered into a definitive Amended & Restated Agreement and Plan of Merger (the “Merger Agreement”) with each of Bixby Energy Acquisition Corp., a wholly-owned special-purpose acquisition subsidiary of GCA that was incorporated in Delaware on April 23, 2008 for purposes of effecting the transactions contemplated by the Merger Agreement (“Merger Sub”), Bixby Energy Systems, Inc. (“Bixby”), and Robert A. Walker, the founder, President and Chief Executive Officer of Bixby (“Mr. Walker”).  The Merger Agreement amended and restated a merger agreement entered into among the same parties as of May 7, 2008.

As a result of the merger:

•	Bixby will become a wholly owned subsidiary of GCA;

•	the officers and sole director of GCA prior to the effective time of the merger will resign;

•
by virtue of the conversion or exchange of Bixby securities for GCA securities as contemplated by the merger (described in further detail under the heading “Conversion of Bixby Securities” below), Bixby securityholders before the merger will own between approximately 92% and 96% of the voting stock of GCA after the merger.

•	As soon as practicable following the effective time of the merger (i.e. following the change in control of GCA contemplated by the merger):

•	the board of directors of GCA will amend the bylaws of GCA to permit a board of directors ranging between one and twelve directors;

•	the board of directors of GCA will appoint as directors those persons who were directors of Bixby immediately prior to the merger; and

•	the board of directors of GCA will elect new officers of GCA who will be the same persons who were officers of Bixby immediately prior to the merger.

Upon consummation of the merger, Bixby’s assets and operations will become the assets and operations of GCA.

Bixby is an early-stage Minnesota-based company focused on the development and commercialization of certain energy and related technologies that it has identified as providing clean, economical, independent energy solutions.  Its principal focus currently is on the commercial exploitation of a system that converts certain types of coal into a combination of specialty carbon products including synthetic natural gas, semi-coke, activated carbon, coal tar and coal oils, products which, taken together, are expected to offer a significantly higher commercial value than coal.  It has patent applications pending on certain of the design features of this system.   Bixby has progressed through the initial R&D phases to the pilot scale.  The first commercial scale reference plant capable of producing a portfolio of carbon products is currently under development.  Although Bixby has not generated any revenues to date from operations utilizing this carbon conversion technology, Bixby management believes that it is positioned to become a significant and economically efficient producer of each of syngas, semi-coke, activated carbon, coal tar and coal oils.

In addition to its carbon conversion system, Bixby has acquired other technologies that it is in the process of further developing.  Among others, this includes a certain liquefaction technology that has been designed to work with the carbon conversion system and which is aimed at economically converting the semi-coke it produces through the system to a light sweet crude liquid synfuel.  Although there can be no assurance, Bixby management believes that this technology will be ready for commercialization within approximately the next two to three years.

Although there can be no assurance, Bixby’s planned business model involves the development, construction and operation of a limited number of plant facilities utilizing its proprietary coal conversion process and the subsequent domestic and international licensing of its technology to third party strategic partners coupled with the provision of extensive design, engineering, development and related technical consulting and related support services.

Bixby was founded in July of 2001.  It has never been profitable.  Although Bixby generated material revenues over the past two fiscal years (periods ending May 31, 2008 and May 26, 2007, respectively), it has incurred significant net losses for each of those years as reflected in the Bixby financial statements included in the Merger Agreement, a copy of which is annexed as Exhibit 10.1 to this current report on Form 8-K.  The revenues generated to date by Bixby were all derived from two business units unrelated to its carbon conversion technology.  One of those business units manufactures and sells a proprietary line of home-heating stove appliances but has been in a production halt and inventory liquidation process for over one year.  The other is a water-softener salts regional sales and distribution operation with a strategic link to the heating stove appliance business.

Timing of Merger Closing

The closing of the merger will take place on a date to be specified by the parties to the Merger Agreement which will be no later than 2 business days after satisfaction (or waiver) of certain conditions to the closing set forth in the Merger Agreement, unless another time is agreed to by the parties.  Upon the closing, Bixby, as the surviving corporation, will file a Certificate of Merger with the Secretary of State of the State of Delaware.  The merger shall become effective at the time the Certificate of Merger is filed or at a later time as stated in the Certificate of Merger.

Conversion of Bixby Securities

Treatment of Bixby Common Stock

At the effective time of the merger, without any action on the part of GCA, Merger Sub, Bixby or any shareholders of GCA, Merger Sub or Bixby, the shares of Bixby common stock will be automatically converted into an equal number of shares of GCA common stock.

The holders of any shares of Bixby common stock outstanding immediately prior to the effective time of the merger that are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby shall become entitled to shares of GCA common stock which shall be similarly unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.

At the effective time of the merger:

•	all shares of Bixby common stock will cease to be outstanding, and each certificate for those Bixby shares will represent the right to receive a certificate for shares of GCA common stock; and

•
the shares of Bixby common stock which have been exchanged for shares of GCA common stock  that immediately prior to the effective time of the merger were unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby, will be subject to the same conditions or restrictions.

No fractional shares of GCA common stock will be issued in connection with the merger and no holder of Bixby common stock will be entitled to receive a cash payment in lieu of any fractional share of GCA common stock.

Treatment of Bixby Series A Convertible Preferred Stock

Provided that a certain proposed amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock in connection with the merger is approved by Bixby’s stockholders, at the effective time of the merger, by virtue of the merger and without any action on the part of GCA, Merger Sub, Bixby or any shareholders of GCA, Merger Sub or Bixby, each share of Bixby Series A convertible preferred stock will be automatically converted into the right to receive a number of shares (rounded down to the nearest whole number) of GCA common stock equal to the number of shares of Bixby common stock into which those shares of Bixby convertible preferred stock would have been convertible as of the effective time of the merger, which is two shares of common stock for every one share of Series A convertible preferred stock, subject to customary conversion rate adjustments, if any.

The holders of any shares of Bixby Series A convertible preferred stock outstanding immediately prior to the effective time of the merger that are unvested or otherwise subject to a repurchase option, risk of forfeiture, or other condition under any restricted stock purchase or other agreement with Bixby will become entitled to shares of GCA common stock which shall be similarly unvested and subject to the same repurchase option, risk of forfeiture or other condition without regard, however, to any provisions regarding the acceleration of vesting in the event of certain transactions that may otherwise be applicable.

Provided that the proposed amendment to Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock in the merger is approved by Bixby’s stockholders, at the effective time of the merger, all shares of Bixby Series A convertible preferred stock shall no longer be outstanding, and each certificate previously evidencing those shares will represent the right to receive the shares of GCA common stock into which the shares of Bixby Series A convertible preferred stock were converted in the merger.

In the event that the proposed amendment to Bixby’s Certificate of Incorporation to provide for the Series A convertible preferred stock to convert into GCA common stock in the merger is not approved by Bixby stockholders, GCA is entitled to decide whether or not to complete the merger.  If GCA decides to proceed with the merger, the Series A convertible preferred stock will remain as Bixby Series A convertible preferred stock, convertible into Bixby common stock (and Bixby, as a result of the merger, will become a subsidiary of GCA).

No certificate representing GCA common stock shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby Series A convertible preferred stock who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed as Exhibit I to the Merger Agreement annexed as Exhibit 10.1 to this current report on Form 8-K.

Treatment of Bixby Employee Stock Options

Subject to required approval under applicable law of a GCA stock option plan that provides for a broader array of incentive-based equity compensation structures than the Bixby Energy Systems, Inc. 2001 Stock Option Plan, each option to purchase shares of Bixby common stock issued and outstanding under the Bixby 2001 Stock Option Plan prior to the effective time of the merger (each, a “Bixby Stock Option”), whether or not vested, will be assumed by GCA and shall:

•
continue to have, and be subject to, the same terms and conditions of those Bixby Stock Options as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for the number of shares of GCA common stock equal to the number of shares of Bixby common stock for which such corresponding Bixby Stock Option had been exercisable (for shares of Bixby common stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to the exercise price per share of Bixby common stock for which such corresponding Bixby Stock Option was exercisable immediately prior to the effective time of the merger.

There are no representations or warranties that any of the Bixby Stock Options assumed by GCA will qualify following the effective time of the merger as incentive stock options for tax purposes whether or not the Bixby Stock Options had previously so qualified.

Treatment of Bixby Convertible Notes/Debentures

Prior to the closing of the merger, Bixby shall have used its good faith best efforts to have secured agreements with its debt securityholders under which the Bixby debt securities held by such securityholders will be exchanged, as of closing of the merger, for either:

•
a number of shares (rounded down to the nearest whole number) of GCA common stock equal to the number of shares of Bixby common stock into which each such Bixby debt securities would have been convertible before the merger; or

•	GCA securities substantially equivalent to the Bixby debt securities for which they are being exchanged.

The performance of the obligations of the parties to these agreements are a condition to GCA’s obligation to complete the merger.

Bixby convertible notes or debentures owned by Holders who do not agree to exchange their convertible notes or debentures as described above will remain unchanged.

No certificate representing GCA securities shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held Bixby debt securities who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed as Exhibit I to the Merger Agreement annexed as Exhibit 10.1 to this current report on Form 8-K.

Treatment of Bixby Common Stock Purchase Warrants

Prior to the closing of the merger, Bixby shall have used its good faith best efforts to have secured agreements with its common stock purchase warrantholders under which the Bixby common stock purchase warrants held by such holders will be exchanged, as of the closing of the merger, for a GCA common stock purchase warrant substantially equivalent to the Bixby common stock purchase warrant for which it is being exchanged, which GCA common stock purchase warrant shall in any event:

•
continue to have, and be subject to, the same terms and conditions of those Bixby common stock purchase warrants as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for the same number of shares of GCA common stock for which the Bixby common stock purchase warrant had been exercisable (for shares of Bixby common stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to the exercise price per share of Bixby common stock at which the Bixby common stock purchase warrant was exercisable immediately prior to the effective time of the merger.

The performance of the obligations of the parties to these agreements are a condition to GCA’s obligation to complete the merger.

Bixby common stock purchase warrants owned by holders who do not agree to exchange their Bixby common stock purchase warrants as described above will remain unchanged.

No certificate representing a GCA common stock purchase warrant shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held a Bixby warrant who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed as Exhibit I to the Merger Agreement annexed as Exhibit 10.1 to this current report on Form 8-K.

Treatment of Bixby Series A Convertible Preferred Stock Purchase Warrants

Prior to the closing of the merger, Bixby shall have used its good faith best efforts to have secured agreements with its Series A convertible preferred stock purchase warrantholders under which the Bixby Series A convertible preferred stock purchase warrants held by such holders will be exchanged, as of the closing of the merger, for a GCA common stock purchase warrant, which GCA common stock purchase warrant shall in any event:

•
continue to have, and be subject to, the same terms and conditions of those Bixby Series A convertible preferred stock purchase warrants as in effect immediately prior to the effective time of the merger, including any repurchase rights, risk of forfeiture, or vesting provisions and any related provisions regarding the acceleration of vesting and exercisability in the event of certain transactions; and

•	be exercisable:

•
for twice the number of shares of GCA common stock for which the Bixby Series A convertible preferred stock purchase warrant had been exercisable (for shares of Bixby Series A convertible preferred stock) immediately prior to the effective time of the merger; and

•
at a price per share of GCA common stock equal to one half the exercise price per share of Bixby Series A convertible preferred stock at which the Bixby Series A convertible preferred stock purchase warrant was exercisable immediately prior to the effective time of the merger.

The performance of the obligations of the parties to these agreements are a condition to GCA’s obligation to complete the merger.

Bixby Series A convertible preferred stock purchase warrants owned by holders who do not agree to exchange their Bixby Series A convertible preferred stock purchase warrants as described above will remain unchanged.

No certificate representing a GCA common stock purchase warrant shall be delivered to any individual or entity otherwise entitled to a certificate based on their having previously held a Bixby warrant who is an “affiliate” of Bixby until such person shall have executed and delivered to GCA a written agreement substantially in the form annexed as Exhibit I to the Merger Agreement annexed as Exhibit 10.1 to this current report on Form 8-K.

Certain Transfer Restrictions Relating to GCA Common Stock Issued in the Merger

The shares of GCA common stock issued to the Bixby stockholders, and to the holders of Bixby debt securities in exchange for those debt securities, in each case in connection with the merger, shall have been registered with the SEC on a registration statement on Form S-4.  Except for “affiliates”, each recipient of GCA common stock will be able to freely resell or transfer up to 10% of those shares immediately following the date the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB.  The GCA common stock issued to the Bixby common stockholders and other Bixby securities holders who are to receive GCA common stock in the merger or in exchange for debt securities, however, will be delivered upon the condition, and subject to the requirements that, whether or not registered or otherwise eligible for resale, the remaining 90% of those shares may not be sold except in accordance with the following schedule (calculated on a cumulative basis):

Up to 5%	90 days following the first date on which the shares of GCA common stock are listed or quoted for trading on a national stock exchange and/or the OTCBB (the “Listing Date”)
Up to additional 5%	180 days following the Listing Date
Up to additional 5%	270 days following the Listing Date
Up to additional 5%	365 days following the Listing Date
Up to additional 10%	455 days following the Listing Date
Up to additional 15%	545 days following the Listing Date
Up to additional 20%	635 days following the Listing Date
Up to additional 25%	730 days following the Listing Date

If for any reason the Listing Date shall not have occurred as of the date one year following the closing of the merger, then the Listing Date shall be deemed to be the date one year following the closing of the merger.

The above transfer limitation condition does not apply to transfers:

•	by gift to an immediate family member,

•	by will or intestacy or distribution, or

•	to a trust for the benefit of the transferor or a family member.

All exchange agreements involving the issuance or potential issuance of GCA common stock, including the exchange agreements relating to both convertible debt securities and warrants, shall contain a provision subjecting any shares of GCA common stock issued under such exchange agreements or issuable upon exercise of warrants received in the exchange to the schedule above.

No certificate representing GCA securities will be delivered to any individual or entity otherwise entitled to a certificate who is an “affiliate” of Bixby until that person has executed and delivered to GCA a written agreement to this transfer restriction in the form annexed as Exhibit I to the Merger Agreement annexed as Exhibit 10.1 to this current report on Form 8-K.

An “affiliate”, for purposes of the conversion of Bixby securities in the merger, is any individual or entity who, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, Bixby.  The control aspect means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of Bixby, whether through the ownership of voting securities, by agreement, arrangement or otherwise.

Bixby securityholders who become affiliates of GCA at the time of, or after, the merger will be subject to additional transfer restrictions imposed by SEC regulations.

Conversion of Merger Sub Common Stock

Each share of common stock of Merger Sub issued and outstanding immediately prior to the effective time of the merger shall be converted into one share of common stock of Bixby, as the surviving corporation, at the effective time of the merger, and Bixby, as the surviving corporation, will have no other equity securities.

Treatment of GCA Stock Options and Warrants

Any outstanding options to purchase shares of GCA common stock or GCA preferred stock, whether or not vested, and any outstanding warrants to purchase shares of GCA common stock or GCA preferred stock, whether or not then exercisable, shall, by virtue of the merger, be cancelled.

Bixby Dissenters’ Rights

Any shares of Bixby common stock or Series A convertible preferred stock which, under the Delaware General Corporation Law, entitles the holder to appraisal rights, and which are held by any Bixby shareholder who has demanded and not lost or withdrawn, or who is eligible to demand, appraisal rights with respect to those shares in the manner provided in the Delaware General Corporation Law, will not receive GCA securities in the merger.  If any holder of Bixby shares eligible for appraisal rights fails to perfect or effectively withdraws or loses its right to appraisal and payment under the Delaware General Corporation Law, all the Bixby shares held by that holder will represent the right to receive those GCA securities to which it would otherwise be entitled in the merger.

Bixby will give GCA prompt notice of any demands for appraisal, withdrawals of shareholder demands, and any other communications that it receives in connection with any demands for appraisal.  Bixby may voluntarily make any payment with respect to any of those demands, and will have the right to control all negotiations and proceedings with respect to demands for appraisal, including the right to settle any demands.

Representations and Warranties

Mr. Walker

The Merger Agreement contains representations and warranties of Mr. Walker, the President and Chief Executive Officer of Bixby, relating to:

•	His authority relative to the Merger Agreement and related agreements;

•	The execution and enforceability of the Merger Agreement and related agreements;

•	His title to certain Bixby securities;

•	There being no conflicts in respect of the Merger Agreement and related Agreements;

•	His being unaware of any governmental approvals or filings relating to the merger that are not otherwise identified in the Merger Agreement; and

•	His being unaware of any legal proceedings in which he is involved that would effect the merger.

Bixby

Inclusive of the disclosure schedules, the Merger Agreement also contains representations and warranties of Bixby relating to:

•	Its, and its subsidiaries, corporate organization and qualification;

•	Its certificate of incorporation and bylaws;

•	Its books and records;

•	Its capitalization;

•
Its corporate and related authority relative to the Merger Agreement and related agreements, including the fact that approval of the Merger requires only the affirmative vote of the combined holders of at least a majority of the then-outstanding shares of Bixby common stock and the Bixby Series A Convertible Preferred Stock (voting on an as-converted-to-common-stock basis);

•
There being no conflicts in respect of the Merger Agreement and related agreements, and there being no governmental approvals or filings relating to the merger, that are not otherwise specifically set forth in the Merger Agreement;

•	The requirement and status of permits and related authority to conduct its business and operations;

•	Its financial statements;

•	Its notes and accounts receivable;

•	Undisclosed liabilities;

•	Its taxes;

•	Its title to personal property;

•	The condition of its tangible fixed assets;

•	Its inventory;

•	Its product warranties;

•	Its product liability;

•	Its real property;

•	Its intellectual property;

•	Its material contracts;

•	Actual or threatened litigation against it;

•	Its employee benefit plans;

•	Its labor and employment related matters;

•	Environmental matters and related liabilities;

•	Transactions with officers, directors and significant shareholders;

•	Insurance coverage and related matters;

•	The absence of any changes in circumstances since the date of the financial statements included in the Merger Agreement;

•	Its solvency;

•	Brokers or finders involved in the merger;

•	Its not having made any illegal payments to third parties;

•	The factual accuracy of the information furnished and to be furnished by Bixby to GCA;

•	The non-applicability in relation to the merger of “anti-takeover” statutes;

•	Compliance with securities laws in relation to past offerings;

•	The presence of any “change-in-control” provisions in its agreements;

•	Outstanding powers of attorney; and

•	The factual accuracy of its disclosures.

GCA

Inclusive of the disclosure schedules, the Merger Agreement also contains representations and warranties of GCA and Merger Sub relating to:

•	Their corporate organization and qualification;

•	Their certificates of incorporation and bylaws;

•	Their books and records;

•	Their capitalization;

•	Their corporate and related authority relative to the Merger Agreement and related agreements;

•
There being no conflicts in respect of the Merger Agreement and related agreements, and there being no governmental approvals or filings relating to the merger, that are not otherwise specifically set forth in the Merger Agreement;

•	GCA’s SEC filings and consolidated financial statements;

•	Its taxes;

•	Actual or threatened litigation against it;

•	Transactions with officers, directors and significant shareholders;

•	Formation and ownership of Merger Sub;

•	The absence of any changes in circumstances since the date of the most recently filed financial statements included in GCA’s SEC filings;

•	Its not having made any illegal payments to third parties;

•	The non-applicability in relation to the merger of “anti-takeover” statutes;

•	Compliance with securities laws in relation to past offerings; and

•	Brokers or finders involved in the merger.

Certain Covenants Relating to Conduct Pending the Merger

Bixby

Bixby covenants generally that, between the date of the Merger Agreement and the effective time of the merger, and unless GCA otherwise agrees in writing:

•	Its and its subsidiaries business will be conducted only in the ordinary course of business;

•
It will use all reasonable efforts to preserve substantially intact its business organization, to keep available the services of its current officers, employees and consultants and those of its subsidiaries, and to preserve the current relationships it and such subsidiaries have with customers, suppliers and other persons with which they have significant business relations;

•	It will comply with all applicable laws;

•	It will prepare and timely file all foreign, Federal, state and local tax returns, and make timely payment of all applicable taxes when due;

•	It will use reasonable efforts to obtain, prior to the Closing, any consents required in connection with the merger;

•	It will take all actions to be in substantial compliance with any permits required for its business or operations;

•	It will make full and timely payment of all amounts required to be contributed under the terms of each employee benefit plan or required to be paid as expenses under any such plan; and

•	It will not, and will not permit any subsidiary to:

•	amend or otherwise change its articles of incorporation or bylaws;

•	make any change in any issued and outstanding securities, or redeem, purchase or otherwise acquire any securities;

•	sell or dispose of any of its or any of its subsidiaries’ assets, except for sales in the ordinary course of business and in a manner consistent with past practice;

•	declare, set aside, make or pay any dividend or other distribution;

•	reclassify, combine, split, divide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

•
(i) acquire (by merger, consolidation, or acquisition of stock or assets, or otherwise) any interest in any entity or any division thereof or any assets, other than the acquisition of assets in the ordinary course of business consistent with past practice; (ii) merge with any entity (other than Merger Sub), (iii) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any third party, or make any loans or advances; (iv) enter into any agreement material to its business, results of operations or financial condition other than in the ordinary course of business, consistent with past practice; (v) authorize any capital expenditure, other than as specifically set forth in disclosure schedule; or (vi) enter into or amend any agreement with respect to any of the foregoing;

•
(i) increase the compensation payable or to become payable to any director, officer or other employee, or grant any bonus, to, or grant any severance or termination pay to, or enter into any employment or severance agreement with any director, officer or other employee or enter into or amend any collective bargaining agreement, or (ii) establish, adopt, enter into or amend any bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation or other plan, trust or fund for the benefit of any director, officer or class of employees;

•	settle or compromise any pending or threatened litigation which is material or which relates to the merger;

•	grant or convey to any third party any rights in any intellectual property;

•	make any tax election, change its method of tax accounting or settle any claim relating to taxes;

•
make any change in any of its or its subsidiaries accounting methods or in the manner of keeping each of their respective books and records or any change in any of their respective current practices with respect to inventory, sales, receivables, payables or accrued expenses;

•
file or cause to be filed any registration statements under the Securities Act of 1933 or Securities Exchange Act of 1934 (in each case as amended to date) relating to any of its capital stock or other securities;

•
take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

•	take or omit to take any action that would result in any of its representations and warranties being rendered untrue in any material respect; or

•	agree to do any of the foregoing.

GCA

GCA covenants generally that, between the date of this Agreement and the effective time of the merger, and unless Bixby shall otherwise agree in writing:

•
Its businesses, and those of Merger Sub, will be conducted only in the ordinary course of business consistent with past practice, and neither GCA nor Merger Sub will take any action except in the ordinary course of business consistent with past practice;

•	It will timely file all SEC reports as may be required under the Exchange Act;

•	It will comply with all applicable laws;

•	It will prepare and timely file all foreign, Federal, state and local tax returns, and make timely payment of all applicable taxes;

•	It will not amend any of the terms or provisions of its common stock;

•
It shall not take any action or omit to do any act within its reasonable control which action or omission is reasonably likely to result in any of the conditions to the merger not being satisfied, except as may be required by applicable law;

•	It will not take or omit to take any action that would result in the representations and warranties hereunder being rendered untrue in any material respect.

Mr. Walker

Mr. Walker covenants to refrain from taking any action, directly or indirectly, that is intended to, would, or that might reasonably be likely to:

•	Discourage Bixby stockholders from approving the Merger and the Merger Agreement; or

•	Encourage, or that might otherwise result in, any Bixby stockholder exercising its appraisal rights.

Voting Agreement

Contemporaneously with the execution of the Merger Agreement, Mr. Walker shall have delivered to GCA an executed voting agreement to vote all shares beneficially owned by him in favor of the merger.

GCA Capitalization

At the effective time of the merger, the GCA will have outstanding no more than 3.5 million shares of GCA common stock and no other shares of GCA capital stock or other securities of GCA.

Certain Corporate and Securities Compliance

The Merger Agreement requires Bixby to have its financial statements audited.  It also requires GCA to prepare and file a joint proxy statement/prospectus and to thereafter cause the registration statement on Form S-4 of which the joint proxy statement/prospectus is a part to be declared effective by the SEC.  As soon as practicable following the time that the SEC notifies GCA that the S-4 registration statement is eligible to be declared effective, the Merger Agreement requires:

•
GCA to notify Bixby of such effectiveness and Bixby’s board of directors to set both (i) a record date for a Bixby special meeting of stockholders to vote on the merger and the Merger Agreement as well as the amendment revising the terms of the Bixby Series A convertible preferred stock, which record date is between 30 and 60 days before the Bixby special meeting, and (ii) the date for the Bixby special meeting itself;

•
GCA to set a record date for the stockholder consent it is soliciting in connection with the proposed amendments to its Certificate of Incorporation and the ratification and adoption of a 2009 Equity Participation Plan;

•
that the joint proxy statement/prospectus be (i) mailed to all Bixby record stockholders and other Bixby securityholders between 30 and  60 days before the Bixby special meeting of stockholders, and (ii) mailed or personally delivered to all GCA record stockholders;

•	that the written consent of GCA stockholders to the GCA proposals be obtained;

•
that the holders of all Bixby convertible debt securities be solicited by Bixby and/or its agents applying their good faith best efforts in connection with the obtaining of executed exchange agreements;

•	that the holders of all Bixby stock purchase warrants be solicited by Bixby and/or its agents applying their good faith best efforts in connection with the obtaining of executed exchange agreements;

•
that Bixby and/or its agents, and Mr. Walker, use their good faith best efforts to (i) solicit voting proxies or votes in favor of each of the specified proposals to be presented at the Bixby special meeting from its record stockholders, and (ii) take all other action reasonably necessary to secure the vote of its stockholders required by the Delaware General Corporation Law and Bixby’s bylaws to obtain approvals in relation to such proposals; and

•	that the Bixby special meeting of stockholders be held.

Based on cost considerations, each of GCA and Bixby have agreed in the Merger Agreement to forego the obtaining of any fairness opinion in relation to the merger.  A fairness opinion is a written opinion provided in exchange for a fee by an independent party as to the economic fairness of a given transaction to the stockholders of one or more constituent corporations involved in the transaction based upon their assessment of the relative economic values of each of the corporations involved in the transaction.  They are generally obtained at the direction, and for the benefit, of a corporation’s board of directors in order to substantiate that the level of their diligence in establishing the economic terms of a transaction was reasonable and appropriate.

Public Announcements

If there is an initial press release relating to the Merger Agreement, it shall be a joint press release the text of which shall have been agreed to in advance by GCA and Bixby.  After that, neither GCA nor Bixby will issue any press release or make any public statements with respect to the merger without the prior consent of the other.  Either party may, however, without consent, issue such press releases and make public statements and/or disclosures that it reasonably determines are required under applicable law.  No party is prohibited from making public statements in response to questions from the press, analysts and investors or from making internal announcements to employees, so long as such statements and announcements are accurate and not misleading, consistent with previous press releases or public statements made jointly by Bixby and GCA, and do not contain forward-looking statements of any kind.

Tax Free Reorganization

Each of Bixby and GCA shall use their reasonable best efforts, and shall cause their respective subsidiaries to use their reasonable best efforts, to take or cause to be taken any action necessary for the merger to qualify as a “reorganization” within the meaning of Section 368(a) of the Code.

Affiliates

Not less than 20 days prior to the date upon which the Merger Agreement is submitted for adoption by Bixby stockholders, Bixby shall deliver to GCA a letter identifying all Bixby securityholders who, in the judgment of Bixby, may be deemed at the time the Merger Agreement is submitted for adoption by stockholders, “affiliates” of Bixby for purposes of Rule 145 under the Securities Act of 1933 (as amended), and such list shall be updated as necessary from time to time to reflect changes from the date thereof.  Bixby shall use its reasonable best efforts to cause each such person or entity identified on such list who is not exercising appraisal rights to deliver to GCA an agreement in the form annexed as Exhibit I to the Merger Agreement annexed as Exhibit 10.1 to this current report on Form 8-K as of the time the Merger Agreement is submitted for adoption by Bixby stockholders.

Certain Other Agreements and Related Matters

Except as otherwise required by law, neither Bixby, Mr. Walker, nor GCA shall do anything, either directly or indirectly, that is intended to, or would, encourage, or that might otherwise result in, any Bixby stockholder exercising its appraisal rights.

As soon as practicable following the closing date of the merger, GCA (following the change of control contemplated by the merger) shall use its reasonable best efforts to cause the its common stock, as a class, to become authorized for quotation, and to be quoted, on the OTCBB, and/or to the extent qualified, to become authorized for listing, and to become listed, on the NASDAQ Capital Market, including, as applicable, the preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Securities Exchange Act of 1934, as amended, and/or a listing application; provided, however, that it is understood that the actual preparation, filing and prosecution of a Form 211 with FINRA in accordance with Rule 15c-211 under the Securities Exchange Exchange Act of 1934, as amended, may only be undertaken by a sponsoring market maker.

Certain Registration Obligations

Within 20 business days following the closing of the merger, GCA shall file a registration statement covering the resale of the 3.5 million shares of GCA common stock to be issued and outstanding immediately prior to the effective time of the merger (the “Registrable Securities”), provided that, after the effective time of the merger the holders of the Registrable Securities each execute and deliver to GCA a separate agreement restricting the public sale of the Registrable Securities to the same lock-up schedule as the shares being registered and issued to Bixby stockholders and other securityholders in the merger.  GCA has agreed to use its best efforts to cause the resale registration statement to become effective under the Securities Act of 1933, as amended, and GCA is subject to certain penalties for delays that result in the process.

Bixby has acknowledged that it is Bixby’s intention to cause to be registered as part of the resale registration described above, all shares of GCA common stock (i) held of record by affiliates of GCA as of the date of filing of such resale registration statement, and (ii) underlying then outstanding warrants to purchase GCA common stock held of record by affiliates as of the date of filing of the resale registration statement; provided, however, that, to the extent that any limitation on the number of shares of GCA common stock that may be registered in the resale registration is imposed by the SEC or otherwise, GCA shall (i) first include the Registrable Securities in the resale registration, (ii) next, and only to the extent permitted, include the maximum number of shares of GCA common stock then held by affiliates in the resale registration on a pro rata basis (with any remainder to be registered pursuant to subsequently filed registration statements), and (iii) lastly, and only to the extent permitted, include the maximum number of shares of GCA common stock underlying then outstanding warrants then held by affiliates in the resale registration on a pro rata basis in proportion to the number of shares for which such holders’ warrants are, in the aggregate, exercisable (with any remainder to be registered pursuant to subsequently filed registration statements).

Certain Liability and Indemnification

Bixby and Mr. Walker shall have full and complete direct and primary joint and several liability for any and all amounts for which any officer or director of GCA is otherwise found to be liable in connection with any actions arising, directly or indirectly, out of the offering by GCA of the securities under the S-4 registration or otherwise in connection with the merger.

From and after the effective time of the merger, GCA and Mr. Walker, shall, jointly and severally and to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of expenses to, each individual who is as of the date of the Merger Agreement, or has been at any time prior to the date of the joint proxy statement/prospectus or who, prior to the effective time of the merger, becomes an officer, director or employee of GCA, against all amounts that are paid in settlement of or in connection with any claim or proceeding that is based in whole or in part on, or arises in whole or in part out of, the fact that such individual is or was a director, officer or employee of GCA, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or prior to the effective time of the merger, whether asserted or claimed prior to, or at or after, the effective time of the merger to the same extent those individuals are entitled to be indemnified or have the right to advancement of expenses as of the date of the Merger Agreement by GCA pursuant to its certificate of incorporation, bylaws, and/or any indemnification agreements in effect as of the date of the joint proxy statement/prospectus.

Conditions to the Merger

Joint  Conditions

The obligations of the parties to consummate the merger are subject to the satisfaction on or before the closing date of the merger of the following conditions, among others:

•	the merger and the Merger Agreement shall have been approved in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and bylaws by the Bixby stockholders;

•	the shares of GCA common stock and other securities issuable as part of the merger shall have been duly authorized; and

•
the S-4 registration statement of which the joint proxy statement/prospectus is a part shall have become effective under the Securities Act, shall have been delivered to all required recipients, and shall not be the subject of any stop order or proceeding seeking a stop order.

GCA and Merger Sub Conditions

Among other customary conditions, the obligations of GCA and Merger Sub to consummate the merger are subject to satisfaction (or waiver by GCA in its sole discretion) on or prior to the closing date of the following conditions:

•	Mr. Walker shall have delivered an executed Voting Agreement;

•	in general, each of the representations and warranties of Bixby and Mr. Walker set forth in the Merger Agreement shall be true and correct at and as of the closing date;

•
Bixby shall have obtained the requisite approval of its stockholders to the amendment of Bixby’s Certificate of Incorporation to revise the terms of Bixby’s Series A convertible preferred stock to provide that the Series A convertible preferred stock will convert into GCA common stock on an as-converted basis in the merger in accordance with the Delaware General Corporation Law and its Certificate of Incorporation and bylaws;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby convertible debt securities satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•
Bixby shall have entered into exchange agreements with a number of the holders of Bixby common stock purchase warrants satisfactory to GCA in its exclusive discretion, and performance by the holders of their obligations under such exchange agreements shall have been satisfied;

•	GCA, at the expense of Bixby, shall have procured directors and officers liability insurance coverage in an aggregate amount, and from a carrier, satisfactory to GCA;

Bixby Conditions

Among other customary conditions, the obligation of Bixby to consummate the merger is subject to satisfaction (or waiver by Bixby in its sole discretion) on or prior to the closing date of the following conditions:

•
in general, each of the representations and warranties of GCA set forth in the Merger Agreement shall be true and correct at and as of the closing date as if made at and as of the closing date of the merger;

•
the holders of no more than twenty percent (20%) of the Bixby shares eligible for appraisal rights under the Delaware General Corporation Law shall have taken the steps necessary steps to perfect their appraisal rights as determined immediately prior to the effective time of the merger;

•	Bixby shall have received resignations of each of the officers of GCA, effective, in each case, as of the effective time of the merger; and

•
GCA shall have duly authorized and filed the amendments to its certificate of incorporation relating to the 7-for-10 reverse stock-split and the increase in authorized common stock to 200 million shares, and shall have outstanding no securities other than 3.5 million shares of its common stock.

Termination, Amendment and Waiver

Termination

The Merger Agreement may be terminated and the merger and the related transactions may be abandoned at any time prior to the effective time of the merger, even though requisite approval has been obtained, as follows:

•	by mutual written consent duly authorized by the boards of directors of each of GCA, Merger Sub and Bixby;

•	by GCA:

•	to the extent that the effective time of the merger shall not have occurred on or before December 31, 2009;

•
if GCA reasonably concludes that material information regarding Bixby and/or its subsidiaries that it determines to include in this Form S-4 registration statement has been unreasonably withheld by Bixby and/or its subsidiaries;

•	if Bixby unreasonably withholds its approval as to the accuracy and completeness of the Form S-4 registration statement included in the joint proxy statement/prospectus;

•	if Bixby’s independent auditors resign at any time after having been engaged due to a disagreement with management of Bixby or any of its officers and/or directors;

•	upon a material breach of any representation, warranty, covenant or agreement on the part of Bixby set forth in the Merger Agreement;

•
if any representation or warranty of Bixby shall have become materially untrue unless (i) the breach is curable by Bixby through the exercise of its best efforts and for so long as Bixby continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to Bixby’s obligation to complete the merger is not met;

•	by Bixby:

•
if Bixby’s stockholders fail to approve the Merger and the Merger Agreement within a reasonable period following good faith compliance by Bixby and Mr. Walker with their respective obligations under the Merger Agreement;

•
upon a material breach of any representation, warranty, covenant or agreement on the part of GCA set forth in the Merger Agreement, or if any representation or warranty of GCA shall have become materially untrue unless (i) the breach is curable by GCA through the exercise of its best efforts and for so long as GCA continues to exercise such best efforts, and (ii) the breach is the direct or indirect result of obligations arising under or are otherwise reasonably contemplated by any other provision of the Merger Agreement; or

•	if any condition to GCA’s obligation to complete the merger is not met.

Amendment

The Merger Agreement may be amended by Bixby, GCA and Merger Sub by action taken by or on behalf of their respective boards of directors at any time prior to the effective time of the merger; provided, however, that, (i) any such amendment is in writing signed by each of the parties, and (ii) after approval of the matters presented in connection with the merger by the Bixby stockholders, no amendment shall be made which by law requires further approval by the Bixby stockholders without such further approval, including among other things, any amendment which would reduce the amount or change the type of consideration into which each share of Bixby common stock shall be converted upon consummation of the merger.

Waiver

At any time prior to the effective time of the merger, any party to the Merger Agreement may:

•	extend the time for the performance of any obligation or other act of any other party hereto,

•	waive any inaccuracy in the representations and warranties contained in the Merger Agreement or in any document associated with the merger, and

•	waive compliance with any agreement or condition contained in the Merger Agreement.

Fees and Expenses

All fees and expenses incurred in connection with the merger and the related  transactions, and the Merger Agreement shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated, except that:

•
as and when requested by GCA, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization service fees and expenses of GCA in connection with the preparation and filing of any and all required reports to be filed under the Securities Exchange Act of 1934, as amended, from and after the date of the Merger Agreement through the earlier of (i) four business days following the effective time of the Merger Agreement, or (ii) the time at which this Agreement shall have been terminated, if at all; and

•
as and when requested by GCA, Bixby shall pay the reasonable legal, accounting, independent auditing, and EDGARization/printing service fees and expenses of GCA in connection with the merger and the preparation, filing and dissemination of the joint proxy statement/prospectus, and the S-4 registration statement of which the joint proxy statement/prospectus is a part, and all related federal and state securities law compliance associated with the merger.

To date, legal, accounting, independent auditing, and EDGARization service fees have constituted the overwhelming majority of material operating expenses of GCA, and it is expected that, going forward until such time as the merger shall be consummated, if at all, these same items of expense shall constitute the overwhelming majority of material operating expenses.  As part of the provisions in the Merger Agreement relating to Bixby’s agreement to pay these fees and expenses, GCA has been granted the right, within its discretion, to employ as legal counsel M.M. Membrado, PLLC, an affiliate of Michael M. Membrado, the record holder of 2.5 million shares of GCA common stock (representing 50% of the total outstanding GCA capital stock) and currently the President, Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer and sole director of GCA.

The Amended & Restated Voting Agreement

In connection with the Merger Agreement, and contemporaneously therewith, GCA and Mr. Walker entered into a definitive Amended & Restated Voting Agreement (the “Voting Agreement”) pursuant to which, in connection with any shareholder vote or written action by Bixby in relation to the merger, Mr. Walker shall be obligated to vote in favor of the merger all of the shares of Bixby common stock over which he maintains voting control.  As part of the Voting Agreement, and until the merger is consummated or the Merger Agreement is terminated, if at all, Mr. Walker has also personally committed to voting against any actions that would (i) give rise to any breach of any representation, warranty, covenant or obligation of Bixby contained in the Merger Agreement, or (ii) a variety of specific corporate actions on the part of Bixby that would materially interfere with the Merger or have a material effect on Bixby.

The Voting Agreement contains such other representations, warranties, covenants and agreements as are in many cases customary in similar agreements.

Reference to Complete Agreements

The foregoing description of the Merger Agreement and Voting Agreement does not purport to be complete and is qualified in its entirety by the Merger Agreement and Voting Agreement themselves, copies of which are annexed to this Current Report on Form 8-K as Exhibits 10.1 and 10.2 respectively and incorporated herein by reference.

Certain Related Party Transactions

Between January, 2006 and March, 2008, Greyline Capital Advisors, LLC, a New York based private corporate advisory and consulting firm of which Michael M. Membrado, GCA’s President, Chief Executive Officer, Chief Financial Officer, Treasurer, Secretary and sole director, is an affiliate (“Greyline”), provided advisory services to Bixby pursuant to two separate, consecutive agreements in relation to Bixby’s interest and initiatives in becoming a public company and related matters of corporate finance.  The first agreement was entered into on January 6, 2006 and it was superceded and replaced by a second agreement dated November 20, 2006.

Under these agreements, Greyline provided the following advisory services:

•	advice and guidance on becoming a publicly-traded, OTCBB quoted, reporting company;

•	pre-SEC registration planning; and

•	developing investor relations strategy and plans in connection with its efforts to become public and operate as a public company.

The January 6, 2006 agreement, which was amended on January 30, 2006, provided for compensation of $200,000 to Greyline payable upon the attainment of the following milestones:

•	$50,000 upon signing of the agreement;

•	$25,000 upon the filing of a registration statement with the SEC;

•	$25,000 upon clearance of SEC staff comments in the registration process;

•	$50,000 upon commencement of OTCBB quotation of Bixby’s common stock; and

•	$50,000 upon the closing of an institutional financing of at least $10 million which occurs after the effectiveness of Bixby’s registration statement.

Additionally, the agreement entitled Greyline to warrants to purchase a number of shares of Bixby common stock equal to 6.66% of Bixby’s outstanding common stock on a fully-diluted basis upon the attainment of certain milestones in the going public process.

The January 2006 agreement provided for Bixby to reimburse Greyline for certain administrative expenses incurred by Greyline in performing services, as well as certain related non-administrative expenses which were approved by Bixby in advance.

Bixby paid a total of $50,000 to Greyline under this agreement.  In November 2006, the January 2006 agreement was terminated and replaced by a new advisory agreement.

The November 2006 agreement provided for substantially similar services as the January 2006 agreement.  Under the November 2006 agreement, Bixby agreed to pay Greyline $50,000 when the agreement was signed and $25,000 per month for eight consecutive months.  Additionally, the agreement provided for Bixby to reimburse Greyline for certain administrative expenses incurred by Greyline in performing services, as well as certain related non-administrative expenses which were approved by Bixby in advance.  Bixby paid Greyline a total of $145,000 under the November 2006 agreement and, as of November 2007 when that agreement expired, owed Greyline $152,991.19 in fees and expenses under that agreement inclusive of interest for overdue payment charges.   On January 23, 2008 Bixby and Greyline entered into a Settlement Agreement under which Bixby paid Greyline $70,000 in full settlement of the unpaid amounts due under the November 2006 agreement.

None of the fees paid by Bixby to Greyline under the Greyline advisory agreements involved any kind of compensation for any capital-raising consummated by Bixby or for the production of any specific business combination target, and no compensation was paid in any form other than cash.

Item 9.01 – Financial Statements and Exhibits.

The following exhibits are filed herewith:

(d)    Exhibits

Exhibit No.	Description

10.1	Amended & Restated Agreement and Plan of Merger among GCA I Acquisition Corp., Bixby Energy Acquisition Corp., Bixby Energy Systems, Inc., and Robert A. Walker dated March 27, 2009.

10.2	Amended & Restated Voting Agreement between GCA I Acquisition Corp. and Robert A. Walker dated March 27, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  April 2, 2009
GCA I ACQUISITION CORP.

By:	/s/ Michael M. Membrado
Michael M. Membrado
President & Chief Executive Officer